Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Reports 7.4% Increase In Second Quarter EPS

Raises 2011 EPS Guidance Range to $1.10 - $1.16

HOUSTON, TX, August 18, 2011 -- Stage Stores, Inc. (NYSE: SSI) today reported that diluted earnings per share for the second quarter ended July 30, 2011 increased 7.4% to $0.29 from $0.27 for last year’s second quarter.

Diluted earnings per share for the first six months of the fiscal year were $0.27 as compared to $0.32 for the same period last year.

Commenting on the Company’s second quarter results, Andy Hall, President and Chief Executive Officer, stated, “The increase in our second quarter EPS was primarily driven by our 2.3% growth in sales and the accretive impact of our stock repurchase activities.  Our sales growth was led by a new store count of 34 and the strength of our Goody’s rebranded stores.  We had many notable accomplishments during the quarter.  We increased the number of Goody’s stores to 223 with the addition of 38 rebranded stores.  We continued to develop our eCommerce platform and now expect to achieve eCommerce sales of $7 million this year.  Our financial strength and flexibility allowed us to repurchase $57.4 million of our stock during the quarter and announce a 20% increase in our quarterly dividend rate.  Lastly, we closed on our new $250 million credit facility during the quarter, which ensures that we will continue to have the financial capacity required to fund both our capital deployment efforts and our strategic growth initiatives.”

Mr. Hall concluded, “Looking forward, we are projecting an increase in comparable store sales of between 1.0% and 3.0% for the third and fourth quarters.  Our guidance assumes a consistent operating environment to what we experienced in the first half of the year in which we posted a 1.9% comparable store sales increase for the five-month March to July period.”

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Stage Stores Reports
Second Quarter Results
Page – 2

Stock Repurchase Activity
The Company also reported today that it repurchased 3.5 million shares of its common stock during the second quarter at a total cost of $57.4 million.  The shares were repurchased under the Company’s $200 million Stock Repurchase Program.  A total of 4.4 million shares have been repurchased through the first half of the year at a total cost of $74.0 million.  The Company stated that in 2011, it still intends to repurchase up to a total of $100 million of its outstanding shares.  Completion of the Program is still expected by the end of 2013.

Third Quarter, Fourth Quarter and Updated Fiscal 2011 Full Year Guidance
The Company stated that the following guidance for EPS and share counts only reflects the impact of shares repurchased through the first two quarters of the year, with no benefit factored in for shares that may be repurchased during the third and fourth quarters.

3rd Quarter 2011:

	3Q 2011 OUTLOOK			3Q 2010
Sales ($mm)	$340	-	$346	$332

Loss per Share	$(0.24)	-	$(0.21)	$(0.18)

Shares (m)	32,800			37,362

The Company noted the following items which should be considered when comparing the loss per share for the two quarterly periods:
•
Incremental costs in 3Q 2011 associated with investments in new and rebranded stores, eCommerce and other growth initiatives are anticipated to negatively impact this year’s results by $0.03 per share.

•	One-time credits for state and deferred income taxes in 3Q 2010 positively impacted last year’s results by $0.02 per share.
•	The lower share count for 3Q 2011 is anticipated to negatively impact this year’s results by $0.03 per share.

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Stage Stores Reports
Second Quarter Results
Page – 3

4th Quarter 2011:

	4Q 2011 OUTLOOK			4Q 2010
Sales ($mm)	$468	-	$477	$454

Diluted EPS	$1.08	-	$1.12	$0.86

Diluted Shares (m)	33,400			37,083

The Company noted the following item which should be considered when comparing EPS for the two quarterly periods:
•	The lower share count for 4Q 2011 is anticipated to positively impact this year’s results by $0.11 per share.

FY 2011:
The Company is projecting an increase in comparable store sales of between 0.8% and 1.9% for the fiscal year.

	FY 2011 OUTLOOK			FY 2010
Sales ($mm)	$1,507	-	$1,523	$1,471

Diluted EPS	$1.10	-	$1.16	$0.99

Diluted Shares (m)	34,500			38,010

Conference Call Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss the items contained in this news release.  Interested parties can participate in the Company’s conference call by dialing 703-639-1130.  Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestoresinc.com and then clicking on Investor Relations, then Webcasts, and then the webcast link.  A replay of the conference call will be available online until midnight on Friday, August 26, 2011.

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Stage Stores Reports
Second Quarter Results
Page – 4

About Stage Stores
Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 800 stores located in 39 states.  For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

Caution Concerning Forward-Looking Statements
This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words.  In this document, forward-looking statements include comments regarding the Company’s sales, comparable store sales, EPS and diluted share count outlooks for the third and fourth quarters of the 2011 fiscal year, as well as for the entire 2011 fiscal year.  Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on March 30, 2011, and other factors as may periodically be described in our other filings with the SEC.  Forward-looking statements speak only as of the date of this document.  We do not undertake to update our forward-looking statements.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	July 30, 2011		July 31, 2010
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$352,832	100.0%	$345,019	100.0%
Cost of sales and related buying, occupancy
and distribution expenses	248,975	70.6%	240,869	69.8%
Gross profit	103,857	29.4%	104,150	30.2%
Selling, general and administrative expenses	86,075	24.4%	86,355	25.0%
Store opening costs	906	0.3%	379	0.1%
Interest expense, net of income of $2 and $21, respectively	885	0.3%	997	0.3%
Income before income tax	15,991	4.5%	16,419	4.8%
Income tax expense	5,978	1.7%	6,092	1.8%
Net income	$10,013	2.8%	$10,327	3.0%

Basic and diluted earnings per share data:
Basic earnings per share	$0.29		$0.27
Basic weighted average shares outstanding	34,236		38,359

Diluted earnings per share	$0.29		$0.27
Diluted weighted average shares outstanding	34,635		38,587

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Income
(in thousands, except earnings per share)
(Unaudited)

	Twenty-Six Weeks Ended
	July 30, 2011		July 31, 2010
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$699,315	100.0%	$685,061	100.0%
Cost of sales and related buying, occupancy
and distribution expenses	510,238	73.0%	491,016	71.7%
Gross profit	189,077	27.0%	194,045	28.3%
Selling, general and administrative expenses	169,677	24.3%	170,204	24.8%
Store opening costs	3,640	0.5%	1,835	0.3%
Interest expense, net of income of $24 and $50, respectively	1,791	0.3%	2,042	0.3%
Income before income tax	13,969	2.0%	19,964	2.9%
Income tax expense	4,417	0.6%	7,439	1.1%
Net income	$9,552	1.4%	$12,525	1.8%

Basic and diluted earnings per share data:
Basic earnings per share	$0.27		$0.33
Basic weighted average shares outstanding	35,258		38,316

Diluted earnings per share	$0.27		$0.32
Diluted weighted average shares outstanding	35,725		38,680

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	July 30, 2011	January 29, 2011

ASSETS
Cash and cash equivalents	$29,352	$89,349
Merchandise inventories, net	357,625	325,501
Prepaid expenses and other current assets	28,245	30,423
Total current assets	415,222	445,273

Property, equipment and leasehold improvements, net	310,242	317,954
Intangible asset	14,910	14,910
Other non-current assets, net	20,637	17,947
Total assets	$761,011	$796,084

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$113,537	$95,365
Current portion of debt obligations	13,889	13,490
Accrued expenses and other current liabilities	60,264	74,318
Total current liabilities	187,690	183,173

Long-term debt obligations	45,956	25,002
Other long-term liabilities	96,348	98,400
Total liabilities	329,994	306,575

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized,
57,697 and 56,946 shares issued, respectively	577	569
Additional paid-in capital	527,944	516,079
Less treasury stock - at cost, 24,916 and 20,508 shares, respectively	(394,613)	(320,055)
Accumulated other comprehensive loss	(2,886)	(2,935)
Retained earnings	299,995	295,851
Total stockholders' equity	431,017	489,509
Total liabilities and stockholders' equity	$761,011	$796,084

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Twenty-Six Weeks Ended
	July 30, 2011	July 31, 2010

Cash flows from operating activities:
Net income	$9,552	$12,525
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairment of long-lived assets	30,853	31,447
Loss on retirements of property and equipment	136	-
Deferred income taxes	79	(216)
Tax benefits from stock-based compensation	749	1,103
Stock-based compensation expense	4,079	2,958
Amortization of debt issuance costs	155	149
Excess tax benefits from stock-based compensation	(1,181)	(1,913)
Deferred compensation obligation	89	65
Amortization of employee benefit related costs	79	213
Construction allowances from landlords	2,102	3,924
Changes in operating assets and liabilities:
Increase in merchandise inventories	(32,124)	(32,539)
Decrease (increase) in other assets	420	(3,697)
(Decrease) increase in accounts payable and other liabilities	(1,402)	2,970
Total adjustments	4,034	4,464
Net cash provided by operating activities	13,586	16,989

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(22,103)	(17,193)
Proceeds from retirements of property and equipment	93	-
Net cash used in investing activities	(22,010)	(17,193)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	51,700	-
Payments of revolving credit facility borrowings	(23,700)	-
Payments of long-term debt obligations	(6,647)	(6,605)
Payments of debt issuance costs	(1,097)	-
Repurchases of common stock	(74,558)	(6,956)
Proceeds from exercise of stock awards	6,956	4,999
Excess tax benefits from stock-based compensation	1,181	1,913
Cash dividends paid	(5,408)	(3,835)
Net cash used in financing activities	(51,573)	(10,484)
Net decrease in cash and cash equivalents	(59,997)	(10,688)

Cash and cash equivalents:
Beginning of period	89,349	93,714
End of period	$29,352	$83,026